Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the annual report of Raphael Pharmaceutical Inc., or the Company, on Form 10-K for the period ended December 31, 2021, as filed with the Securities and Exchange Commission on the date hereof, or the Report, I, Guy Ofir, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 30, 2022	/s/ Guy Ofir
Guy Ofir
Chief Financial Officer
(Principal Financial Officer)